Exhibit 23.5

Rotterdam, 13 March 2008

Consent Chem-Tankers C.V.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, (File No. 333-140968, File No. 333-140969 and, File No. 333-140974) of Ampal – American Israel Corporation of our report dated February 25, 2008 relating to the financial statements for consolidation purposes, which appears in this Form 10-K.

Yours faithfully,

MAZARS PAARDEKOOPER HOFFMAN ACCOUNTANTS N.V.
Corporate Assurance Services

A.G. de Nijs RA